UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2018

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 6, 2018, EyePoint Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its fiscal first quarter ended September 30, 2018 results and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 1, 2018, the Board of Directors of the Company (the “Board”) approved an amendment (the “By-laws Amendment”) to the By-laws of the Company (the “By-laws”) to change the Company’s fiscal year-end from June 30 to December 31 of each year, effective immediately. The By-laws Amendment also amended Section 2.1 of the By-laws to change the date of the annual meeting of stockholders from the second Thursday in November in each year to a date as may be determined by the Board and stated in the notice of the annual meeting.

A copy of the By-laws Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to the By-laws of EyePoint Pharmaceuticals, Inc.

99.1	Press release of EyePoint Pharmaceuticals, Inc., dated November 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: November 6, 2018	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer